U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                                FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):
                                                January 18, 2000

                      Commission File No.   0-22524

                      REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

     California                        68-0227324
(State or other jurisdiction of     (IRS Employer incorporation
 or organization)                    Identification Number)

 3440 Airway Drive, Santa Rosa  California          95403
(Address of principal executive offices)          (Zip Code)

Issuer's telephone number, including area code:  (707) 542-2600

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.
REAL GOODS INTERNET SALES SOAR TO 350% OF PRIOR YEAR IN 3RD QUARTER; INTERNET SALES REACH 16% OF TOTAL CATALOG SALES IN DECEMER

Santa Rosa, California, January 18, 2000... Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet, announced today that its Internet sales were 350% of the prior year during the October through December quarter just ended. Total Internet sales for the first nine months of the Company's fiscal year 2000 which ends on 3/31/2000 passed the $1,000,000 mark for the first time in the Company's history. For the quarter, e-commerce gross sales reached $633,000, compared to $181,000 for the comparable period last year. E-commerce sales reached approximately 8.3% of total Company sales in the fiscal third quarter ending 12/25/99. Total sales for the Company include sales from its catalog, Internet, five retail stores and Renewable Energy division.

Chairman and CEO John Schaeffer said, " We are very excited about our growing e-commerce business. As a company concerned about the environment, it's exciting to be involved in a new media which uses fewer resources than catalogs and stores and which allows us to reach a national audience. We have committed significant resources to growing our e-commerce activities and we expect to see some great strides in coming months and years.
With the planned upgrade of our site in February, 2000, and with our strategic alliance with WholePeople.com which launches in Spring 2000, we are anticipating great growth in this area over the next year."

President Mark Swedlund added, " In the month of December, our e-commerce business equaled 16% of catalog sales in December of this fiscal year, a quantum jump from the 5% it represented in December of the prior year. While we are seeing our customers move towards the Internet, we also see the emergence of the Internet as a valuable source for new customers. Our affiliate programs and strategic relationships really began to produce this season. Currently about half of our e-commerce purchases come from people who have never before purchased from us, so we are beginning to see proof that the Internet works as a way to build profitable new business for the Company. We've also been able to build this part of our business without the give-aways and blatant price-cutting of other websites."

John Deneen, Director of E-commerce, added, "We've committed significant resources to developing an advanced website which will be launched early in the year. The results of this holiday season demonstrate the wisdom of that decision. It's clear our market is moving to the Internet and we will be there with a new site which includes the very best shopping experiences with adepth of content about renewable energy and sustainable living. I'm convinced the future is bright for us on the Internet."

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Considerations" in the Company's annual report on Form 10-KSB for the year ended March 31, 1999. These include risks and uncertainties relating to sales growth, availability of capital, customer preferences and the general economy.

Real Goods Trading Corporation sells a broad range of renewable energy and sustainable living products through its catalogs and retail stores and on its Website (www.realgoods.com) (call
1.800.762.7325 for a free catalog). The Company's common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the Nasdaq Small Cap market under the symbol "RGTC", and through a bulletin board maintained on its web site (http://www.realgoods.com).

                            SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REAL GOODS TRADING CORPORATION
                                        (Registrant)


Date:  January 18, 2000

                                   By:LESLIE B. SEELY
                                      Leslie B. Seely
                                      Chief Financial Officer
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